Exhibit 10.12

Business Cooperation Agreement

Between

Shanghai Hode Information Technology Co., Ltd.

And

Yiran Xu

Yanzhi Wang

And

MultiMetaVerse Inc.

Model Performance Mini Corp.

Shanghai Jupiter Creative Design Co., Ltd.

Shanghai Lingxu Technology Co., Ltd.

August 6, 2021

This Business Cooperation Agreement (this “Agreement”) is made and entered into in Yangpu District, Shanghai, the People’s Republic of China (“China”, for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) on August 6, 2021 (“Execution Date”) by and among:

A.	Shanghai Hode Information Technology Co., Ltd., a limited liability company legally incorporated and existing under the laws of China, with its registered address at Rooms 905 and 906, No.1, Lane 2277, Zu Chongzhi Road, China (Shanghai) Pilot Free Trade Zone (“Shanghai Hode”);

B.	Yiran Xu, a Chinese citizen, ID No. [ ]; and Yanzhi Wang, a Chinese citizen, ID No. [ ] (Yiran Xu and Yanzhi Wang are collectively referred to as the “Founders”); and

C.	MultiMetaVerse Inc., an exempted limited liability company established and existing under the laws of Cayman Islands, with its registered address at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (“MMV”);

Model Performance Mini Corp., a company established and existing under the laws of British Virgin Islands (“PubCo”);

Shanghai Jupiter Creative Design Co., Ltd., a limited liability company legally incorporated and existing under the laws of China, with its registered address at Room 705, Building 22, No.785 Hutai Road, Jing’an District, Shanghai; and

Shanghai Lingxu Technology Co., Ltd., a limited liability company legally incorporated and existing under the laws of China, with its registered address at Room 121, Floor 12, Building 1, No.588 Zixing Road, Minhang District, Shanghai.

(The entities listed under C above are collectively referred to as the “Companies”).

Shanghai Hode, the Founders and the Companies are hereinafter individually referred to as one “Party” and collectively as the “Parties”.

Recitals

Whereas, after the execution of this Agreement, Bilibili Inc. (parent company of Shanghai Hode), Model Performance Acquisition Corp. (“SPAC”) and PubCo will enter into a Share Subscription Agreement (“Investment Agreement”), according to which Bilibili Inc., the parent company of Shanghai Hode, will subscribe for part of PubCo’s shares in cash according to the terms stipulated in the Investment Agreement. At the closing of the transaction under the Investment Agreement, MMV will become a wholly-owned subsidiary of PubCo through merger with the wholly-owned subsidiary of PubCo (“Merger”).

Whereas, Shanghai Hode, the Founders, the Companies and other interested parties intend to further cooperate in the business field on the basis of equity investment.

NOW, THEREFORE, in accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations of China, and based on the principles of equality and mutual benefit, the Parties hereby enter into this Agreement on some business cooperation matters between Shanghai Hode and the Companies through friendly consultation.

Article 1 Business Cooperation

In this Article 1, any reference to “the Companies” shall include all the entities listed by the Companies and the entities controlled by the Companies, including but not limited to Shanghai Miting Cultural Creativity Co., Ltd., Shanghai Caihuan Network Technology Co., Ltd., Shanghai Huizhiren Cultural Creativity Co., Ltd., Shanghai Mobiwusi Information Technology Co., Ltd., as well as PubCo and other entities controlled by PubCo, and the entities newly established or controlled by PubCo and its controlled entities after the Merger. If an obligation in this Agreement is to be performed by one or some entities in the Companies, other entities of the Companies and the Founders shall have the obligation to procure the performance of such obligations. Any reference to “Shanghai Hode” shall include Shanghai Hode and the Affiliate it designates.

The Parties agree that, from the closing date stipulated in the Investment Agreement, the Companies and Shanghai Hode shall conduct business cooperation in the following forms, and the Founders shall, based on the principles of good faith and mutual benefit, make reasonable commercial efforts to facilitate the Companies to comply with the cooperation methods and contents undertaken in Article 1 below. Shanghai Hode understands and agrees that in respect of all kinds of works stipulated in this Article 1, subject to the relevant requirements of this Agreement, if the rights enjoyed by the Companies for some of these works are subject to any restrictions (including but not limited to those arising from the provisions of laws and regulations, administrative orders, or previous relevant agreements), the Companies shall inform Shanghai Hode in writing in advance, and Shanghai Hode’s claim to exercise priority in accordance with the provisions of this Article 1 shall also be subject to the aforesaid restrictions of the Companies.

1.1	Priority to Be Informed for Animation Literary Works

Shanghai Hode has the priority to be informed for all Animation Literary Works over which the Companies have obtained all or part of the copyright through original creation or by entering into agreements (including but not limited to by copyright licensing/copyright agency, and copyright transfer) (collectively referred to as “Cooperation Animation Literary Works”). The above-mentioned works include Animation Literary Works all or part of whose copyright is owned by the Companies before the effective date of this Agreement (hereinafter referred to as “Existing Animation Literary Works”), and also include the Animation Literary Works newly developed or whose copyright is acquired or to be copyrighted by the Companies after the effective date of this Agreement (hereinafter referred to as “New Animation Literary Works”), but do not include Animation Literary Works whose copyright is not owned by the Companies.

The specific process is as follows: i. For Existing Animation Literary Works, the Companies shall provide Shanghai Hode with a list of Existing Animation Literary Works on the effective date of this Agreement. If there are right restrictions on Existing Animation Literary Works, the Companies shall specify the transfer/authorization restrictions, exercise restrictions and time limit, etc. in the list, and provide corresponding supporting documents. If not specified in the list of Existing Animation Literary Works, no right restriction shall be deemed to exist. Without the priority-related process in this Article 1, the Companies shall not set other right restrictions on the Existing Animation Literary Works, nor shall they set any right restrictions on the New Animation Literary Works; ii. The Companies shall submit the planning of the Cooperation Animation Literary Works to the designated contact person of Shanghai Hode under Article 6.7 of this Agreement in written form or by mail within fifteen (15) business days after they have the intention to enter into a contract on the Cooperation Animation Literary Works (including but not limited to transfer authorization, purchase, production and planning) (the “Notice of Starting the Cooperation Animation Literary Works”). The contents of the planning include but are not limited to project introduction, author introduction, story introduction, world outlook introduction, role introduction and scene design for some roles or reference diagrams (the contents of the planning will be adjusted according to different projects, but shall at least include the above-mentioned materials, and Shanghai Hode has the right to require the Companies to supplement materials according to the decision-making demands).

1.2	Contracting priority for Animation Literary Works

Under the same terms and conditions, Shanghai Hode shall enjoy the priority of entering into contracts to invest in the development of Cooperation Animation Literary Works on a global scale, provided, however, that such contracting priority shall not apply to the works that the Companies have expressly notified Shanghai Hode that the Companies to independently create, independently develop and solely fund without involving external joint investors (“Independently Developed Works”); provided further that the Companies shall notify Shanghai Hode in advance in writing, and the number of such Independently Developed Works shall not exceed 2 for each year. For the avoidance of any doubt, the animation works recreated by the Companies on the basis of the core characters or plot of the animation works that have been invested in and developed, including subsequent seasons, prequels, side stories and reshoots, shall be regarded as a new one and included in the above-mentioned quota of 2 per year.

The specific process is as follows: i. Shanghai Hode will reply to the Companies by email to continue to follow up the Cooperation Animation Literary Works or waive contracting within thirty (30) business days after receiving the Notice of Starting Cooperation Animation Literary Works stipulated in Article 1.1, the planning of the Cooperation Animation Literary Works and the supplementary materials (if any) required by Shanghai Hode (“Planning Review Period of Cooperation Animation Literary Works”); if Shanghai Hode fails to reply within thirty (30) business days, Shanghai Hode shall be deemed to waive contracting. ii. If Shanghai Hode confirms by email that it will continue to follow up, it shall negotiate with the Companies as soon as possible on commercial terms (including but not limited to investment ratio, revenue share ratio, copyright ownership and derivative development) or other core terms related to contracting, and the Companies shall notify Shanghai Hode of the commercial terms or other core terms related to contracting of the new project in writing or by email (“Notice of Contracting on Cooperation Animation Literary Works”) and submit to Shanghai Hode the project establishment materials (if necessary) for Cooperation Animation Literary Works that meet the industry practice or demands. Shanghai Hode will decide whether to contract on the Cooperation Animation Literary Works within thirty (30) business days after receiving the Notice of Contracting on Cooperation Animation Literary Works and the project establishment materials (“Evaluation Period for Contracting on Cooperation Animation Literary Works”). If Shanghai Hode fails to reply within thirty (30) business days, it shall be deemed to waive contracting with the Companies; if the two Parties confirm contracting, Shanghai Hode shall enjoy an investment right of not less than 10% in the contracted Cooperation Animation Literary Works, and the specific investment proportion and amount shall be subject to the project cooperation agreement entered into by the parties concerned. iii. If Shanghai Hode waives contracting with the Companies, the Companies can further work on their own and negotiate contract entering into with other parties, provided that the contracting conditions provided by the Companies to other parties are not more favorable than those provided to Shanghai Hode in the Notice of Contracting on Cooperation Animation Literary Works. If the Companies intend to offer more favorable contracting conditions, the Companies shall provide the more favorable contracting conditions to Shanghai Hode, and give Shanghai Hode a twenty business days’ Evaluation Period for Contracting on Cooperation Animation Literary Works. Without the above process and before Shanghai Hode waives contracting, the Companies shall not provide such more favorable contracting conditions to any Third Party.

If Shanghai Hode and the Companies complete the contracting on Cooperation Animation Literary Works and enter into a project cooperation agreement (hereinafter referred to as the “Project Agreement”), unless otherwise stipulated in the Project Agreement, under the same terms and conditions, Shanghai Hode shall have priority over Third Parties (excluding the Companies) to enjoy the rights of copyright operation and commercial development of the contracted Cooperation Animation Literary Works on a global scale, including the rights to be exercised by the sublicensed Third Parties (including but not limited to paid or free comic serialization and animation broadcasting of the contracted Cooperation Animation Literary Works on the platform/channel, publishing paper books of the contracted Cooperation Animation Literary Works by itself or by authorizing a Third Party, making use of the contracted Cooperation Animation Literary Works (including its comic composition elements) to carry out image development or authorization, game adaptation, film and television drama and program adaptation, animation adaptation, comic adaptation, stage play adaptation, radio drama adaptation and other adaptation of existing and future works, peripheral derivative development and audio book production, real-life project development and space authorization such as theme parks or offline immersive experiences, and making use of channels or business resources to carry out commercial development or brand promotion cooperation on the contracted Cooperation Animation Literary Works, which are collectively referred to as “Commercial Operation”). Moreover, Shanghai Hode has the right to supervise the whole production process of the Cooperation Animation Literary Works. The Companies shall provide conditions and convenience for Shanghai Hode in terms of supervision authority, and revise and adjust the Cooperation Animation Literary Works with reference to professional opinions of Shanghai Hode, so as to ensure the creative progress and artistic quality of the Cooperation Animation Literary Works.

For the avoidance of any doubt, notwithstanding anything contrary in this Article 1.2, Shanghai Hode, according to Article 1.6, shall enjoy the right to broadcast/publish the Cooperation Animation Literary Works contracted by Shanghai Hode under Article 1.2.

1.3	Cooperation priority for Animation Literary Works

If Shanghai Hode waives the contracting priority according to Article 1.2, under the same terms and conditions, Shanghai Hode shall enjoy the priority to cooperate with the Companies with regard to the Cooperation Animation Literary Works over which Shanghai Hode has waived its contracting priority and other Cooperation Animation Literary Works, except for Animation Literary Works that the Companies intend to operate independently, provided that such cooperation shall not result in breach of the terms of any existing agreement between the Companies and a third party with regard to such Animation Literary Works.. The scope of “cooperation priority” referred to herein includes, but is not limited to: i. negotiation priority and contracting priority (see Article 1.2 for definition and restrictions on the exercise of priority) for business operation of the Animation Literary Works referred to in this Article with the Companies (including but not limited to exclusive or non-exclusive licensing, exclusive entrustment, cooperative development/production); ii. investment priority for Animation Literary Works (including its novel or comic composition elements) that the Companies intend to make a secondary adaptation or derivative development of (including but not limited to the adaptation of various existing and future works such as animation adaptation, comic adaptation, game adaptation, film and television drama and program adaptation, stage play adaptation, radio drama adaptation, peripheral derivative development, audio book production, real-life project development and space authorization such as theme parks or offline immersive experiences).

The specific process is as follows: i. The Companies shall notify Shanghai Hode’s designated contact person under Article 6.7 of this Agreement in writing or by email within fifteen (15) business days after they intend to start the commercial operation or secondary adaptation and derivative development of the Cooperation Animation Literary Works mentioned in this Article, and provide relevant materials of the Cooperation Animation Literary Works required by Shanghai Hode, and Shanghai Hode will, within thirty (30) business days after it receives the notice and relevant materials (referred to as “Evaluation Period for Cooperation Priority”), evaluate whether to carry out priority cooperation. If Shanghai Hode fails to reply during the Evaluation Period for Cooperation Priority, Shanghai Hode shall be deemed to waive the relevant cooperation priority for commercial operation, secondary adaptation and derivative development of Cooperation Animation Literary Works notified by the Companies (hereinafter referred to as “Waiver of Rights”). Moreover, the Companies shall have the right to cooperate with a Third Party on the waived rights of the Cooperation Animation Literary Works, provided that the core conditions such as commercial operation, secondary adaptation and derivative development provided by the Companies to other parties shall not be more favorable than those listed in the written or email notice of the Companies to Shanghai Hode. If the Companies intend to offer more favorable contracting terms, the Companies shall provide the more favorable contracting terms to Shanghai Hode and give Shanghai Hode a twenty (20) business days’ Evaluation Period for Contracting on Cooperation Animation Literary Works. Without the above process and before Shanghai Hode waives its rights and interests, the Companies shall not provide such more favorable contracting terms to any Third Party. If Shanghai Hode gives a reply to exercise the cooperation priority during the Evaluation Period for Cooperation Priority, Shanghai Hode shall have the right to obtain the relevant cooperation rights and interests corresponding to the commercial operation or secondary adaptation and derivative development of the Cooperation Animation Literary Works. The Companies and Shanghai Hode will negotiate on the specific cooperation plans and conditions of the relevant cooperation rights and interests and enter into a written cooperation agreement separately.

For the avoidance of any doubt, notwithstanding anything contrary in this Article 1.3, Shanghai Hode shall enjoy the right to broadcast/publish the Animation Literary Works invested by the Companies in full amount (hereinafter referred to as “Wholly-Owned Works of the Companies”) according to Article 1.6 hereof.

1.4	Subject to the terms of any existing project agreement and agreement entered into between the Companies and the Third Parties, the Companies and the Founders undertake to, under the same terms and conditions, give priority to Shanghai Hode in granting the exclusive Right to Communicate Works to the Public over Information Networks and the exclusive Right to Broadcast through Network Channel (including the primary broadcasting right in priority to any Third Party) for music, comics, film, animation, literature and other works over which the Companies currently have or in the future acquire Right to Communicate Works to the Public over Information Networks, the Right to Broadcast through Network Channel and the right of distribution, the right of agency and/or the right of sublicense, unless Shanghai Hode waives such priority in writing or fails to give a definitive reply to exercise such priority within fifteen (15) business days after being notified, and the specific granting conditions and methods shall be stipulated in a separate written agreement among the Parties.

1.5	The Companies specifically confirm that they own the copyright of the audio-visual works of Aotu World Series (including audio-visual works named after Aotu World, or derived from world outlook, storyline, characters or other materials and contents of Aotu World, including but not limited to prequels, postquels, unofficial biographies, side stories, reshoots and adaptations. 1-3 seasons of this series of audio-visual works have been released, and are 3D network animation produced by 7 doc) and shall have the right to authorize Third Parties to use the audio-visual works of Aotu World series. The Companies shall grant Shanghai Hode the non-exclusive primary broadcasting right for the audio-visual works in the Aotu World Series (works published or created after the entry into force of this Agreement). The Companies and Shanghai Hode will determine the licensing price of subsequent episodes of this series of audio-visual works according to the licensing fees of the first to third seasons of this series of works. The Companies warrant that neither the Companies nor any Third Party may broadcast any audio-visual works in the Aotu World Series (in whole or in parts) earlier than Shanghai Hode, the violation of which shall constitute major breach of this Agreement.

1.6	The rights to broadcast/publish the Wholly-Owned Works of the Companies and the Cooperation Animation Literary Works invested by Shanghai Hode

(1)	For the Wholly-Owned Works of the Companies, Shanghai Hode shall have the non-exclusive Right to Communicate Works to the Public over Information Networks and non-exclusive Right to Broadcast through Network Channel, and such works shall not be published/broadcasted (in whole or in parts) through other channel/media (including but not limited to on TV) earlier than Shanghai Hode. The Companies will negotiate with Shanghai Hode to determine the licensing fee for the Wholly-Owned Works of the Companies according to the licensing price of similar audio-visual works/literary works. For the avoidance of any doubt, in addition to the first broadcasting right stipulated in this Article, Shanghai Hode has the right to claim priority over the exclusive Right to Communicate Works to the Public over Information Networks and Right to Broadcast through Network Channel in accordance with Article 1.4 hereof.

(2)	For the Cooperation Animation Literary Works in which the investment ratio of Shanghai Hode is more than 50% (inclusive), Shanghai Hode shall have the exclusive Right to Communicate Works to the Public over Information Networks and the exclusive Right to Broadcast through Network Channel, and such works shall not be published/broadcasted (in whole or in parts) through other channel/media (including but not limited to on TV) earlier than Shanghai Hode; for the Cooperation Animation Literary Works in which the investment ratio of Shanghai Hode is less than 50%, Shanghai Hode shall have the non-exclusive Right to Communicate Works to the Public over Information Networks and the non-exclusive Right to Broadcast through Network Channel, and such works shall not be published/broadcasted (in whole or in parts) through other channel/media (including but not limited to on TV) earlier than Shanghai Hode. The Companies will negotiate with Shanghai Hode to determine the licensing fee for Cooperation Animation Literary Works invested by Shanghai Hode according to the licensing price of similar audio-visual/literary works.

1.7	Priority to cooperate for game products

(1)	Priority to be informed and exclusive agency for game products

(a)	Shanghai Hode shall have the priority to know any game works (including but not limited to mobile games, client games, online games, web games, console games, cloud games, VR games and AR games, all of which are operated by different carriers, hereinafter referred to as “Cooperation Game Products”) that the Companies have obtained all or part of the copyright of through originally creating or contracting (including but not limited to copyright licensing/copyright agency and copyright transfer). The above works include the game products that the Companies have obtained all or part of copyright of before the entry into force of this Agreement (hereinafter referred to as “Existing Game Products”), as well as the game products newly developed or acquired or to be copyrighted by the Companies after the entry into force of this Agreement (hereinafter referred to as “New Game Products”), but exclude the game products that the Companies do not own the copyright of.

i. For Existing Game Products, the Companies shall provide Shanghai Hode with a list of the Existing Game Products on the effective date of this Agreement. If there are right restrictions on the Existing Game Products, the Companies shall list the transfer/authorization, exercise restrictions and time limit, etc. in the list, and provide corresponding supporting documents. If no right restrictions are specified in the list of Existing Game Products, it is deemed that there is no right restriction; for New Game Products not originally created by the Companies, if the licensor sets right restrictions on the development and operation of the New Game Products, the Companies shall inform Shanghai Hode of such right restrictions while fulfilling the notification obligation in Item ii below;

ii. The Companies shall notify Shanghai Hode in written form before the New Game Products are launched and put into operation (“New Game Notice”), and specify the core information of the new game (including but not limited to at least the game installation package for evaluation, game type, story settings, main characters and plot, and playing method) and the conditions of distribution and operation (including at least the core commercial terms such as licensing fee, prepaid share, revenue share ratio, cooperation period and distribution area);

iii. Without going through the priority-related process in this Article 1.7, the Companies shall not set any right restrictions on the Existing Game Products other than those specified in the list of Existing Game Products, and shall not set any right restrictions on the New Game Products.

(b)	Unless the Companies state in the notice that the Companies will carry out the operation of related game products on their own, and on the premise that the priority corresponding to the right restriction referred to in paragraph (a) above is not exercised, Shanghai Hode or the persons it designates shall, within thirty (30) business days after Shanghai Hode receives the game project from the Companies which states the contents required by investors in this series (hereinafter referred to as the “Exclusive Negotiation Period”), have the right to conduct exclusive negotiations with the Companies on the exclusive agency right for operation (including but not limited to the distribution right, publishing right, reproduction right, Right to Communicate Works to the Public over Information Networks, operation right, publicity and promotion right and other rights required for achieving exclusive agency, which are exclusive and sublicensable) (hereinafter referred to as the “Exclusive Agency Right for Operation”) of the above-mentioned Cooperation Game Products in the world (hereinafter collectively referred to as the “Agency Territory”), that is, during the Exclusive Negotiation Period, the Companies shall and can only negotiate with Shanghai Hode or the persons it designates on the cooperation of the Exclusive Agency Right for Operation of the above-mentioned Cooperation Game Products in the Agency Territory. If the two Parties have the intention for the above-mentioned cooperation, the two Parties shall try their best to facilitate the above-mentioned cooperation. If the Exclusive Negotiation Period expires and the two Parties fail to reach an agreement on the cooperation of the Exclusive Agency Right for Operation of the above-mentioned Cooperation Game Products in the Agency Territory, the Companies may approach and discuss with other Third Parties on the cooperation of the above-mentioned Cooperation Game Products, provided that Shanghai Hode has the right but no obligation to be given priority in such cooperation under the same terms and conditions, that is, the Companies shall send a notice (the notice shall include the cooperation price, scope of rights and other cooperation conditions) to Shanghai Hode in writing within five (5) days from the date of receiving the cooperation conditions of the Third Party and Shanghai Hode has the right but no obligation to be given priority of the Exclusive Agency Right for Operation under the same terms and conditions.

(c)	Shanghai Hode has the right but no obligation to enjoy the joint operation rights for any of the above-mentioned Cooperation Game Products which have obtained online publishing permission from competent authority in China on terms not inferior to those for other joint operators.

(2)	Investment priority for derivatives

On the premise that the priority corresponding to the right restrictions mentioned in Article 1.7(1)(a) is not exercised, Shanghai Hode shall, under the same terms and conditions, have the priority right to participate in the investment of the derivatives of the Cooperation Game Products (referring to the physical peripheral commodities (including clothing, food, stationery, daily necessities, figure and other commodities) made based on the above game works, audio-visual works adapted from game works (including cartoons, comics, movies, TV dramas, online dramas, micro videos, radio dramas, audio books and other existing and future forms of works) as well as real-life project development and space authorization such as theme parks or offline immersive experience, collectively referred to as “Derivatives”), with the investment ratio equal to or above 10%.

The specific process for Shanghai Hode to claim to exercise the investment priority is as follows: The Companies shall send a notice to Shanghai Hode before contacting and negotiating with a Third Party on the cooperation of Derivatives. Shanghai Hode will reply by email whether to exercise the investment priority within thirty (30) business days after receiving the notice from the Companies. If Shanghai Hode fails to reply within thirty (30) business days, Shanghai Hode shall be deemed to waive exercising the investment priority; if Shanghai Hode replies within thirty (30) business days to confirm that it will claim to exercise the investment priority, the Companies shall negotiate the terms of investment with Shanghai Hode in good faith. In the case Shanghai Hode waives the cooperation priority or the two Parties fail to reach an agreement on investment within thirty (30) business days or a longer period mutually agreed by the two Parties, the Companies shall have the right to approach, discuss and reach an agreement with a Third Party on cooperation matters by themselves, but the investment conditions obtained by the Third Party in such agreements shall not be more favorable than those provided by the Companies to Shanghai Hode. If the Companies intend to offer more favorable investment conditions, the Companies shall provide the more favorable investment conditions to Shanghai Hode, and give Shanghai Hode a thirty (30) business days’ Evaluation Period for Cooperation Animation Literary Works. Without the above process and before Shanghai Hode waives its rights and interests, the Companies shall not provide such more favorable contracting conditions to any Third Party.

(3)	Cooperation priority for Derivatives

Under the same terms and conditions, Shanghai Hode is entitled to, whether participating in the investment in the Derivatives or not, have the cooperation priority for the Derivatives of Cooperation Game Products, which means that Shanghai Hode or the person it designates shall enjoy the purchase and cooperation priority for the copyright of audio-visual works in the Derivatives such as Right to Communicate Works to the Public over Information Networks, broadcasting right, adaptation right, projection right, reproduction right and distribution right, including but not limited to the license and cooperation right for on-demand broadcast, live broadcast, projection, broadcast and adaptation of the works, and shall enjoy the priority to cooperate in the development of peripheral commodities of the Derivatives and real-life projects and space authorization such as theme parks or offline immersive experiences. The specific cooperation content shall be subject to the project cooperation agreement entered into among the Parties.

The specific process is as follows: The Companies shall send a notice to Shanghai Hode before contacting and negotiating with a Third Party on the cooperation of the above Derivatives. Shanghai Hode will reply by email whether to exercise the cooperation priority within thirty (30) business days after receiving the notice from the Companies. If Shanghai Hode fails to reply within thirty (30) business days, Shanghai Hode shall be deemed to waive the cooperation priority; if Shanghai Hode replies for cooperation within thirty (30) business days, the Companies shall negotiate the terms of cooperation with Shanghai Hode in good faith. If Shanghai Hode waives the cooperation priority or the two Parties fail to reach an agreement on cooperation matters within thirty (30) business days or a longer period mutually agreed by the two Parties, the Companies shall have the right to approach, discuss and reach an agreement with a Third Party on cooperation matters by themselves, provided that the cooperation conditions obtained by the Third Party in such agreements shall not be more favorable than those provided by the Companies to Shanghai Hode. If the Companies intend to offer more favorable contracting terms, the Companies shall provide the more favorable contracting terms to Shanghai Hode and give Shanghai Hode a twenty (20) business days’ Evaluation Period for Contracting on Cooperation Animation Literary Works. Without the above process and before Shanghai Hode waives contracting, the Companies shall not provide such more favorable contracting terms to any Third Party.

1.8	Shanghai Hode or its designated Affiliates shall, when exercising the relevant priority stipulated in Article 1 hereof, negotiate with the Companies in good faith for the purpose of promoting the commercial development and operation of related Animation Literary Works, game works and Derivatives, so as to maximize the commercial benefits of relevant works.

Article 2 Representations and Warranties

2.1	Each Party hereto represents and warrants to the other Parties as follows:

(1)	It is a company legally established, effectively existing and in good condition under the applicable laws and regulations of its place of establishment;

(2)	It has all the powers, authorizations and approvals necessary for entering into this Agreement and fully performing every obligation under this Agreement according to the relevant Chinese laws and the laws of the place where it is established;

(3)	Its representative executing this Agreement is fully authorized for execution and this Agreement constitutes the legal, effective, binding and enforceable obligation of the Party under the terms of this Agreement; and

(4)	There are no prior contracts, legal documents or disputes that affect or may affect the performance of this Agreement, unless otherwise stipulated in this Agreement.

2.2	The Founders and the Companies jointly and severally undertake to Shanghai Hode as follows. Unless otherwise stipulated in this Agreement, without the written consent or request of Shanghai Hode, from the Execution Date of this Agreement:

(1)	The Companies shall fully guarantee Shanghai Hode’s right to be informed, and shall promptly and fully disclose Existing Works (including Existing Animation Literary Works and Existing Game Products, hereinafter referred to as “Existing Works”) and new works (including New Animation Literary Works and New Game Products, hereinafter referred to as “New Works”). The Companies shall not conceal the above works or reduce the scope of cooperation works (including Cooperation Animation Literary Works and Cooperation Game Products, hereinafter referred to as “Cooperation Works”) by means of malicious evasion.

(2)	The Companies shall fully guarantee the priority owned by Shanghai Hode, and before Shanghai Hode waives its priority, the Companies shall not cooperate with any Third Party under the priority enjoyed by Shanghai Hode;

(3)	The Companies shall not set any right restrictions on the Existing Works except those explicitly disclosed in the list of Existing Works without the relevant process of priority notification and exercise in Article 1 and before Shanghai Hode waives the priority;

(4)	The Companies shall not set any right restrictions on the New Works (including New Animation Literary Works and New Game Products) without the relevant process of priority notification and exercise in Article 1 and before Shanghai Hode waives the priority, including but not limited to not transferring or licensing to a Third Party any rights and interests under the priority enjoyed by Shanghai Hode;

(5)	If the two Parties cannot reach an agreement on the cooperation conditions of the Cooperation Works, the cooperation conditions provided by the Companies when seeking cooperation from a Third Party shall not be more favorable than those given to Shanghai Hode;

(6)	The Companies confirm that before the execution of this Agreement there does not exist, and undertake that after the execution of this Agreement they will not enter into with a Third Party, any priority agreement same as or similar to this Agreement.

(7)	Any works provided by the Companies to Shanghai Hode are in compliance with Chinese laws, regulations and policies, and do not infringe upon the legitimate rights and interests of any Third Party. The Companies have the right to authorize Shanghai Hode to use the above works as stipulated in this Agreement.

(8)	As for the works over which exclusive or non-exclusive right for first broadcasting/publishing is granted by the Companies to Shanghai Hode, the Companies warrant that the Companies or any Third Party shall not broadcast/publish (all or part of) the works on any platform or channel earlier than Shanghai Hode.

2.3	Each of the foregoing representations and warranties shall be regarded as a separate representation and warranty (unless otherwise expressly provided to the contrary in this Agreement), and each of the foregoing representations and warranties shall not be limited or restricted for its referring to or quoting any other representations and warranties or any other provisions of this Agreement. Any and all of the foregoing representations and warranties shall be true, correct, complete and have the same effect.

2.4	In the case of any violation of the representations and warranties in this Agreement, in addition to the remedies provided in this Agreement and those available under relevant Chinese laws, to the extent permitted by Chinese laws and regulations, the Founders and all entities of the Companies shall jointly and severally indemnify and hold harmless Shanghai Hode from and against all claims (including reasonable attorney fees) suffered by Shanghai Hode arising from any breach of any provisions in this Agreement or any violation of any representations or warranties or false representations in this Agreement by the Founders and/or the Companies.

2.5	The Founders and the Companies undertake to notify Shanghai Hode in writing immediately if they are aware of any situation after the execution of this Agreement that makes any representation and warranty untrue, inaccurate or misleading in any aspect.

Article 3 Liability for Breach of Contract

3.1	Compensation for breach of contract

In the case that any entity of the Companies infringes any priority under this Agreement, the Founders and all entities of the Companies shall jointly and severally pay liquidated damages of RMB20,000,000 (SAY RMB TWENTY MILLION ONLY) to Shanghai Hode for each infringement if it involves important businesses such as animation works and/or game products; in the case that Derivatives and/or literary works are involved, the Founders and all entities of the Companies shall jointly and severally pay liquidated damages of RMB5,000,000 (SAY RMB FIVE MILLION ONLY) to Shanghai Hode.

In the case that any entity of the Companies violates the representation and warranty obligations under this Agreement, which leads to the failure to perform this Agreement or this Agreement being materially adversely affected, Shanghai Hode shall have the right to rescind this Agreement, and require the Founders and all entities of the Companies to jointly and severally pay liquidated damages of RMB50,000,000 (SAY RMB FIFTY MILLION ONLY) to Shanghai Hode; if Shanghai Hode demands to continue to perform this Agreement, the Founders and all entities of the Companies shall jointly and severally pay liquidated damages of RMB20,000,000 (SAY RMB TWENTY MILLION ONLY) to Shanghai Hode for every breach of contract if it involves animation works and/or game products and other important businesses; in the case that Derivatives and/or literary works are involved, the Founders and all entities of the Companies shall jointly and severally pay liquidated damages of RMB5,000,000 (SAY RMB FIVE MILLION ONLY) to Shanghai Hode.

If the above liquidated damages are not enough to make up for the losses of Shanghai Hode, the Founders and all entities of the Companies shall jointly and severally compensate Shanghai Hode for all losses caused thereby, including but not limited to the loss of prospect interest, third-party compensation, attorney fees, investigation and evidence collection fees and arbitration fees. The loss of prospect interest is the operating income of one piece of Animation Literary Works and/or Cooperation Game Products with the highest operating income among the Cooperation Animation Literary Works and/or Cooperation Game Products over which Shanghai Hode exercises the contracting priority, investment priority or cooperation priority or other rights during the term of this Agreement. Operating Income refers to all income obtained from the piece of Cooperation Animation Literary Works and/or Cooperation Game Products, including but not limited to advertising income, commercial operating income and other income when the works are broadcast/published/operated on the platform. Notwithstanding the above provisions, the total compensation undertaken by the Companies hereunder shall not exceed RMB60,000,000 (SAY RMB SIXTY MILLION ONLY).

If the defaulting party breaches other provisions of this Agreement, the non-defaulting party shall have the right to request the defaulting party to stop the breach of contract immediately, and the defaulting party shall compensate the non-defaulting party for all losses (including but not limited to the loss of prospect interest, arbitration fees and attorney fees) suffered by the non-defaulting party due to the breach of contract by the defaulting party.

3.2	Other remedies

Without prejudice to the defaulting party’s right to claim compensation for breach of contract in accordance with Article 3.1, each Party acknowledges that the non-defaulting party or its Affiliates also have the right to claim other possible remedies according to other documents entered into by the Parties or applicable laws.

Article 4 Confidentiality

4.1	Confidential information

The Parties confirm that this Agreement, its contents and transactions hereunder are regarded as confidential information.

4.2	Confidentiality obligations

(1)	Each Party agrees that it shall and shall procure its Affiliates and their respective officers, directors, employees, agents, representatives, accountants and counsels to treat any confidential information they receive or obtain as confidential information, and shall not disclose such information to any Third Party or use such information unless the prior written permission of other Parties is obtained or the disclosure is required by judicial or administrative procedures or other laws and regulations and relevant stock exchanges.

(2)	Regardless of whether there is any other provisions in this Agreement or whether during the term of this Agreement, if any Party intends to officially publish or disclose (including but not limited to publishing or disclosing by holding a press conference) by itself or through any person the cooperation relationship between the Companies and Shanghai Hode as defined in this Agreement, the information published or disclosed by such Party (including the expression of the cooperation relationship or the publication or disclosure of any relevant information) shall be subject to the prior written consent of other Parties.

4.3	Exceptions of disclosure

(1)	The confidentiality obligations in this Article shall not apply to the information that is: (i) permitted to be disclosed in accordance with this Agreement; (ii) publicly available at the time of disclosure and not disclosed due to any breach of this Agreement by any Party or its Affiliates or their respective officers, directors, employees, agents, representatives, accountants and counsels; (iii) obtained by one Party from a bona fide Third Party that is not bound by confidentiality obligation; or (iv) disclosed within the scope mutually agreed by the Parties.

(2)	In addition, for the sake of clarity, the Parties agree that each Party and its respective Affiliates may disclose confidential information to the government agencies, judicial authorities or securities regulatory authorities according to the provisions of applicable laws and regulations or the requirements of the government agencies, judicial authorities or securities regulatory authorities, provided that the Party required to make disclosure shall only disclose it within the scope of the above requirements.

Article 5 Applicable Laws and Dispute Resolution

5.1	Applicable laws

The conclusion, validity, interpretation and implementation of this Agreement and the resolution of any disputes arising therefrom shall be governed by and in accordance with Chinese laws.

5.2	Dispute resolution

(1)	Any dispute, controversy or claim arising from or in connection with this Agreement or its breach, termination or invalidity (hereinafter referred to as “Dispute”) shall be settled by the Parties through friendly consultation. The requesting Party shall promptly inform the other Parties of the Dispute and explain the nature of the Dispute through a notice containing the date. If no settlement can be reached through consultation within thirty (30) days after the notification date of the Dispute, the Parties agree that the Dispute shall be submitted to Shanghai Arbitration Commission for arbitration in Shanghai according to its arbitration rules in force. The arbitration award shall be final and binding on the Parties, and may be enforced in accordance with relevant provisions.

(2)	When the losing party fails to perform the arbitration award, the winning party may apply to the court with jurisdiction for enforcement. The arbitration expenses (including reasonable attorney fees) shall be borne by the losing party or according to the arbitration tribunal’s award. If it is necessary for one Party to enforce the arbitration award through any kind of litigation, the defaulting party shall pay all reasonable expenses and reasonable attorney fees, including but not limited to any additional litigation or enforcement expenses caused by one Party’s application for enforcement of the arbitration award. In the course of arbitration, the performance of this Agreement shall continue, except for the part disputed by the Parties which is under arbitration.

Article 6 General Provisions

6.1	Coming into effect

This Agreement is formed from the Execution Date, and shall come into effect from the date when the transaction under the Investment Agreement is completely closed.

6.2	Termination

After this Agreement comes into effect, when the number of PubCo shares held by Bilibili Inc. and its Affiliates (i.e., the total number of issued shares of PubCo held by Bilibili Inc. and its Affiliates and the additional PubCo shares that can be obtained under the condition of deemed subscription, conversion or exchange of all warrants, options and other securities held by such subscribers that can be subscribed, converted or exchanged for PubCo shares) accounts for less than 1.5% of the total number of PubCo shares (the total number of issued shares of PubCo and the PubCo shares to be newly issued under the condition of deemed subscription, conversion or exchange of all warrants, options and other securities that can be subscribed, converted or exchanged for PubCo shares) on a full-dilution basis, this Agreement will be automatically terminated (the provisions on confidentiality, liability for breach of contract and dispute resolution shall survive the termination).

6.3	Expenses and taxes

Any costs, expenses and taxes incurred by the Parties for entering into this Agreement and performing the transactions contemplated herein shall be borne by the Parties respectively in accordance with the applicable laws of China.

6.4	Assignment and succession

Unless otherwise expressly stipulated in this Agreement or otherwise agreed in writing by the Parties, no Party shall assign this Agreement or assign any of its rights and obligations hereunder for any reason. Notwithstanding the foregoing, Shanghai Hode may assign its rights and obligations hereunder to its Affiliates without the consent of the other Parties. This Agreement shall be binding on and inure for the benefit of the Parties hereto and their respective successors and assignees.

6.5	Severability

If any clause or other provision of this Agreement is deemed invalid, illegal or unenforceable according to any laws, regulations or public policies, all other clauses and provisions of this Agreement shall remain in full force as long as the economic or legal nature of the transaction contemplated in this Agreement is not materially adversely affected in any form. When any clause or provision is deemed invalid, illegal or unenforceable, the Parties to this Agreement shall negotiate in good faith to amend this Agreement to realize the original intention of the Parties as closely as possible in an acceptable way, so as to complete the transaction contemplated in this Agreement to the maximum extent according to the original plan.

6.6	Waiver

Each Party to this Agreement may (a) extend the time for any other Party to perform any corresponding obligations or take any actions, (b) waive the right to hold any other Party liable for any inaccuracies in the corresponding representations and warranties made by any other Party in this Agreement or any other transaction documents, or (c) waive the right to request any other Party to abide by any relevant stipulations or conditions contained in this Agreement. Any such extension of time or waiver shall be valid only after the bound Party enters into a written document stating the extension of time or waiver. The waiver of any breach of the provisions of this Agreement by any Party shall not be taken or interpreted as further waiver or continued waiver of the breach, or waiver of any other breach or subsequent breach. Except as otherwise provided in this Agreement, the failure or delay of any Party to exercise any rights, powers or remedies under this Agreement or which can be exercised in other ways in accordance with laws and regulations shall not be deemed as a waiver of such rights, powers or remedies; the single or partial exercise of such rights, powers or remedies by such Party shall not exclude any other or further exercise of such rights, powers or remedies, or the exercise of any other rights, powers or remedies.

6.7	Notice

All notices and other communications required or sent under this Agreement shall be sent to the following address of the Party by personal delivery, registered mail with postage prepaid, commercial express delivery, e-mail or fax, and any notice served by means other than e-mail shall also be served by e-mail. The date on which these notices are deemed to be effectively served shall be determined as follows. If the notice is sent by personal delivery, express delivery or registered mail with postage prepaid, the effective delivery date shall be the date of sending or rejecting the notice at the address set as the notice address. If the notice is sent by fax, the effective delivery date shall be the date of successful transmission (which shall be evidenced by the automatically generated transmission confirmation information). If the notice is sent by e-mail, the effective delivery date shall be the date when the sender’s e-mail system shows that the e-mail has been successfully sent. For the purpose of notification, the contact information of the Parties is as follows:

(1)	If to the Companies and/or the Founders

Address: Building D3, No.718 Lingshi Road, Jing’an District, Shanghai

Tel: [ ]

Email: [ ]

Contact person: Yiran Xu

(2)	If to Shanghai Hode:

Address: 17F, Building 3, Guozheng Center, No.485 Zhengli Road, Yangpu District, Shanghai

Zip code: 200433

Attn:

Email:

6.8	Amendment

This Agreement may not be modified or amended except by a written document entered into by the Parties.

6.9	Counterparts

This Agreement may be entered into and delivered separately (including by email) in triplicate, which shall be entered into by the Parties to this Agreement. Each Party shall hold one (1) copy, and each copy shall be deemed as the original once entered into.

6.10	Further warranty

Upon the reasonable request of any Party, without further consideration, any other Party shall enter into and deliver necessary or required additional documents, and take necessary or required further legal actions, so that all transactions contemplated in this Agreement can be completed and take effect as prompt as possible.

6.11	Entire agreement

Notwithstanding the existence of this Agreement, the Parties acknowledge and accept that the Affiliates or designees of Shanghai Hode may enter into other cooperation agreements with the Companies and/or the Founders for their business cooperation. The Companies and the Founders agree that the above other business cooperation agreements entered into separately shall not be regarded as any substitution, amendment or termination of this Agreement, and these cooperation agreements together with this Agreement shall be understood as the entire agreement on business cooperation between Shanghai Hode and the Companies.

(The remainder of this page is intentionally left blank. Signature pages follow.)

IN WITNESS WHEREOF, this Agreement is entered into by the Parties on the date first written above.

MultiMetaVerse Inc. (Seal)

By:

Name:

Title:

Model Performance Mini Corp. (Seal)

By:

Name:

Title:

Signature Page of Business Cooperation Agreement

IN WITNESS WHEREOF, this Agreement is entered into by the Parties on the date first written above.

Shanghai Jupiter Creative Design Co., Ltd. (Seal)

By:

Name:

Title:

Shanghai Lingxu Technology Co., Ltd. (Seal)

By:

Name:

Title:

Signature Page of Business Cooperation Agreement

IN WITNESS WHEREOF, this Agreement is entered into by the Parties on the date first written above.

Yiran Xu

Signature:

Yanzhi Wang

Signature:

Signature Page of Business Cooperation Agreement

IN WITNESS WHEREOF, this Agreement is entered into by the Parties on the date first written above.

Shanghai Hode Information Technology Co., Ltd. (Seal)

By:

Name:

Title:

Signature Page of Business Cooperation Agreement

Annex I Definition and Interpretation

1. Definition

In this Agreement, in addition to those defined in the main body of the Agreement, the following terms have the following meanings; other terms shall have the same meanings as those used in the Investment Agreement.

“Third Party” means any party other than the signing Parties (including its affiliates) of this Agreement. For the avoidance of doubt, all shareholders of the Companies except Shanghai Hode Information Technology Co., Ltd. shall be regarded as Third Parties.

“Affiliate” in respect of a specific person, refers to any other person that controls, is controlled by, or is under common control with the specific person directly or indirectly through one or more intermediaries; in respect of any specific person as a natural person, it refers to the close relatives of the person, including parents, spouses, adult children and their spouses, brothers and sisters and their spouses. For the avoidance of doubt, Shanghai Hode and the Companies hereunder are not deemed as Affiliates of each other.

“Control”, in respect of the relationship between two or more persons, means having the power to direct or have others direct the business, affairs, management or decision-making of a person directly, indirectly or as a trustee or executor, whether by owning shares, voting rights or voting securities, or as a trustee or executor, and whether by contract, agreement arrangements, trust arrangements or otherwise, including (1) directly or indirectly owning fifty percent (50%) or more of the issued shares or equity of the person, (2) directly or indirectly owning fifty percent (50%) or more of the voting rights of the person, or (3) directly or indirectly having the right to appoint most members of the board of directors or similar management organizations of the person. “Controlled” and “under common control” shall have the meanings related to the above explanation.

“Animation Literary Works” refer to animation works and literary works. Animation works refer to an artistic expression form that integrates many artistic categories such as painting, comics, movies, digital media, photography, music and literature. The specific forms include, but are not limited to, existing or future animation and cartoon forms such as single or four-panel comics, story comics, TV animation, network animation, theatrical animation, flash animation, VR animation and panoramic animation. Literary works refer to written works in the field of literature and art, including but not limited to novels, poems and essays.

“Right to Communicate Works to the Public over Information Networks” refers to the right to provide the public with information by wired or wireless means, so that the public can obtain the works at the time and place they choose. The broadcasting methods include but are not limited to network on demand, replay, time shifting, downloading and other existing and future interactive network communication methods. The broadcasting platforms include but are not limited to website, APP, IPTV, digital TV, mobile TV, Internet TV, VR and other existing and future emerging network platforms; program receiving/display terminals include existing or future receiving terminals or display terminals such as mobile phones, computers, tablet computers, set-top boxes, MPEG4 players, car-mounted players, aviation players, high-speed rail/train players, televisions (including Internet TV terminals), projection equipment and wearable devices. For the avoidance of any doubt, the Right to Communicate Works to the Public over Information Networks herein is accompanied with the rights of reproduction, sales, distribution, projection and corresponding value-added services related to information communication on network.

Annex I

“Right to Broadcast through Network Channel” refers to the right to publicly disseminate or rebroadcast works by wired or wireless means through network channels, except for the Right to Communicate Works to the Public over Information Networks. The broadcast/distribution methods include but are not limited to live webcasting, relay (including but not limited to relaying radio and television program signals), regular broadcasting, carousel broadcasting and other existing and future non-interactive network communication methods; the broadcasting platforms include but are not limited to website, APP, IPTV, digital TV, mobile TV, Internet TV, VR and other existing and future emerging network platforms; program receiving/display terminals include existing or future receiving terminals or display terminals such as mobile phones, computers, tablet computers, set-top boxes, MPEG4 players, car-mounted players, aviation players, high-speed rail/train players, televisions (including Internet TV terminals), projection equipment and wearable devices. For the avoidance of any doubt, the Right to Broadcast through Network Channel herein does not include the right to broadcast works on radio or TV and other traditional communication channels through radio signals, satellite signals and cable television networks, but includes the right to broadcast the above-mentioned radio or television program signals on the network platform defined in this Article. The Right to Broadcast through Network Channel herein is accompanied with the rights of reproduction, sales, distribution, projection and corresponding value-added services related to the Right to Broadcast through Network Channel.

2. Interpretation and Rules of Interpretation

Unless the context otherwise requires herein:

(a)	Articles, paragraphs and annexes mentioned in this Agreement refer to articles, paragraphs and annexes of this Agreement unless otherwise specified, and these articles, paragraphs and annexes shall be deemed as a part of this Agreement;

(b)	The table of contents and headings of this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement in any way;

(c)	When the word “including” is used in this Agreement, it shall be deemed as followed by “but not limited to”;

Annex I

(d)	Any laws and regulations defined or mentioned in this Agreement or any agreement or document mentioned in this Agreement refer to laws and regulations that are revised, modified or supplemented from time to time, including subsequent laws and regulations that replace the original laws and regulations;

(e)	Any reference to the person also refers to its permitted successors and assignees; and

(f)	The expressions “of this Agreement/hereof”, “to this Agreement/hereto”, “in this Agreement/herein” and “under this Agreement/hereunder” and words with similar meanings used in this Agreement refer to the whole Agreement, not a certain clause of this Agreement.

Annex I